UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 13, 2012, the board of directors of FS Investment Corporation (the “Company”) declared two regular semi-monthly cash distributions of $0.033594 per share each.  Both distributions will be paid on March 30, 2012, the first to stockholders of record on March 15, 2012 and the second to stockholders of record on March 29, 2012.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Expense Support and Conditional Reimbursement Agreement

On March 13, 2012, the Company entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Reimbursement Agreement”) with its affiliate, Franklin Square Holdings, L.P. (“Franklin Square Holdings”).  Pursuant to the Expense Reimbursement Agreement, Franklin Square Holdings has agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that no portion of the Company’s distributions to stockholders will be paid from its offering proceeds or borrowings.  However, because certain investments the Company may make, including preferred and common equity investments, may generate dividends and other distributions to the Company that are treated for tax purposes as a return of capital, a portion of the Company’s distributions to stockholders may also be deemed to constitute a return of capital for tax purposes to the extent that the Company may use such dividends or other distribution proceeds to fund its distributions to stockholders.  Under those circumstances, Franklin Square Holdings will not reimburse the Company for the portion of such distributions to stockholders that represent a return of capital for tax purposes, as the purpose of the expense reimbursement arrangement is not to prevent tax-advantaged distributions to stockholders.

Under the Expense Reimbursement Agreement, Franklin Square Holdings will reimburse the Company for expenses in an amount equal to the difference between the Company’s cumulative distributions paid to its stockholders in each quarter, less the sum of the Company’s net investment income for tax purposes, net capital gains and dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment income or net capital gains for tax purposes) in each quarter.

Pursuant to the Expense Reimbursement Agreement, the Company will have a conditional obligation to reimburse Franklin Square Holdings for any amounts funded by Franklin Square Holdings under such agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which Franklin Square Holdings funded such amount, the sum of the Company’s net investment income for tax purposes, net capital gains and the amount of any dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent not included in net investment income or net capital gains for tax purposes) exceeds the distributions paid by the Company to stockholders.

The Company or Franklin Square Holdings may terminate the Expense Reimbursement Agreement at any time.  If the Company terminates the investment advisory and administrative services agreement with FB Income Advisor, LLC, the Company will be required to repay Franklin Square Holdings all reimbursements funded by Franklin Square Holdings within three years of the date of termination.

The specific amount of expenses reimbursed by Franklin Square Holdings, if any, will be determined at the end of each quarter.  Franklin Square Holdings is controlled by the Company’s chairman, president and chief executive officer, Michael Forman, and the Company’s vice-chairman, David Adelman.  There can be no assurance that the Expense Reimbursement Agreement will remain in effect or that Franklin Square Holdings will reimburse any portion of the Company’s expenses in future quarters.

 The foregoing description of the Expense Reimbursement Agreement, as set forth in this Item 8.01, is qualified in its entirety by reference to the text of the Expense Reimbursement Agreement, which is filed as Exhibit 99.2 and is incorporated by reference herein.

Other Information

Based on the current and projected pace of capital raising in the Company’s public offering, the Company currently expects that the final semi-monthly share closing will occur on or about May 15, 2012.  There can be no assurance, however, that the final semi-monthly closing will actually occur on such date.

Item 9.01.	Financial Statements and Exhibits.

    (d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated March 16, 2012.

99.2	Expense Support and Conditional Reimbursement Agreement, dated March 13, 2012, between FS Investment Corporation and Franklin Square Holdings, L.P.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of the Company.  Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	March 16, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated March 16, 2012.

99.2	Expense Support and Conditional Reimbursement Agreement, dated March 13, 2012, between FS Investment Corporation and Franklin Square Holdings, L.P.